UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2009
COOPER TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-04329 (Commission File Number)	34-4297750 (IRS employer Identification No.)
701 Lima Avenue, Findlay, Ohio 45840
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 419-423-1321
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On September 25, 2009, Mark W. Krivoruchka resigned as the Senior Vice President, Global Human Resources and Communications, of Cooper Tire & Rubber Company (the “Company”), as reported on the Company’s Current Report on Form 8-K, filed September 29, 2009.
          Mr. Krivoruchka and the Company entered into an Agreement on October 14, 2009 (the “Agreement”). Under the Agreement, Mr. Krivoruchka has resigned his position as Senior Vice President, Global Human Resources and Communications as of September 25, 2009, but will remain an employee of the Company through December 31, 2009.
          Under the Agreement, Mr. Krivoruchka will receive the following benefits:
•	A lump sum payment of $234,000 (less applicable tax withholding), no later than December 31, 2009;

•	Mr. Krivoruchka’s current base salary, until December 31, 2009;

•	Those employee welfare benefits currently being received by Mr. Krivoruchka (except for long term disability insurance, if applicable, and vacation accrual) until December 31, 2009, and payment of COBRA premiums for continuation of medical coverage for up to an additional six months;

•	For purposes of calculating payment under the Company’s 2009-2011 Long-Term Incentive Plan (“LTIP”), Mr. Krivoruchka will be considered to have remained an employee until December 31, 2009. One third of the number of performance-based stock options granted to Mr. Krivoruchka as of April 6, 2009 will vest as of December 31, 2009 and must be exercised within 30 days. All other LTIP distributions will be paid pursuant to the terms of the LTIP, except that (i) Mr. Krivoruchka will receive an estimated cash award of $234,000, which represents the prorated portion of his performance cash award portion under the 2009-2011 LTIP; and (ii) all such other LTIP distributions will be paid between January 1, 2010 and March 31, 2010;

•	Mr. Krivoruchka’s pension benefit under the Company’s Spectrum Retirement Plan and any nonqualified deferred compensation plan will be calculated as of December 31, 2009, except in the case of his death prior to such date, and he will receive payment of his benefits pursuant to the terms of those plans;

•	Restricted Stock Units that have been awarded to Mr. Krivoruchka but not yet distributed will be governed pursuant to the terms of the plan and his elections thereunder. Such awards will be distributed in January 2011 and are estimated to represent approximately 5,000 shares of the Company’s common stock;

•	Outplacement assistance until Mr. Krivoruchka’s acceptance of re-employment or June 30, 2010; and

•	A corporate automobile in accordance with the Company’s current vehicle program provisions until the earlier of (i) September 24, 2010; (ii) Mr. Krivoruchka’s death; or (iii) Mr. Krivoruchka’s re-employment. Mr. Krivoruchka may purchase the automobile at fair market value on or before September 24, 2010.
          In consideration of the Company entering into the Agreement, Mr. Krivoruchka has agreed to a general release of all claims against the Company.
          A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by the full text of the exhibit.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated October 14, 2009, between Cooper Tire & Rubber Company and Mark W. Krivoruchka

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline
James E. Kline
Vice President, General Counsel and Secretary
Date: October 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated October 14, 2009, between Cooper Tire & Rubber Company and Mark W. Krivoruchka